                                                                    Exhibit 99.2

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The following unaudited pro forma condensed combined financial information gave effect to the merger using the purchase method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma balance sheet assumed that the Merger occurred on September 30, 2000. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and for the nine months ended September 30, 2000 assumed that the Merger occurred on January 1, 1999. The Unaudited Pro Forma Statements were based on the historical consolidated financial statements of ArQule and Camitro under the assumptions and adjustments set forth in the accompanying notes to the Unaudited Pro Forma Statements. The combined condensed financial information for the fiscal year ended December 31, 1999 was obtained from the consolidated financial statements of ArQule and Camitro. The combined condensed financial information for the nine months ended September 30, 2000 were obtained from the unaudited financial statements of ArQule and Camitro and included, in the opinion of ArQule's and Camitro's management, all adjustments necessary to present fairly the data for such period.

         Pursuant to the terms of the merger agreement, a wholly-owned subsidiary of ArQule, Camitro Acquisition Co., merged with and into Camitro and the security holders of Camitro received 3,398,816 shares of ArQule common stock, either in the merger or upon exercise or conversion of Camitro options, warrants and notes assumed by ArQule in the Merger, and approximately $1,733,000 of cash. Of these shares, Camitro stockholders will have 345,280 of the ArQule stock they would otherwise have been entitled to receive deposited in an escrow account that may be used to compensate ArQule if ArQule is entitled to indemnification under the merger agreement. Any indemnification escrow shares that, after March 31, 2002, have not been used to indemnify ArQule and that are not subject to any unresolved claims for indemnification by ArQule will be distributed to the Camitro stockholders.

         The pro forma adjustments were based upon available information and upon certain assumptions as described in the notes to the Unaudited Pro Forma Statements that ArQule's management believes are reasonable in the circumstances. The purchase price was allocated to the acquired assets and liabilities based on a preliminary independent appraisal of their respective values. In accordance with generally accepted accounting principals, the amount allocated to in-process technology will be expensed in the quarter in which the Merger is consummated. The in-process research and development ("IPR&D") adjustment has been excluded from the unaudited pro forma condensed combined statements of operations, as it is a material, nonrecurring charge. Although ArQule believes, based on available information, that the fair values and allocation of the purchase price included in the Unaudited Pro Forma Statements are reasonable estimates, final purchase accounting adjustments will be made on the basis of evaluations and estimates which are in progress, but have not yet been finalized. As a result, final allocation of purchase price may differ materially from that presented herein. The Unaudited Pro Forma Statements and accompanying notes should be read in conjunction with the consolidated financial statements and accompanying notes thereto of ArQule included in its Annual Report on Form 10-K for the year ended December 31, 1999 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

         The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations of ArQule would have been assuming ArQule had consummated the Merger as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods. The unaudited pro forma balance sheet is not necessarily indicative of what the actual financial position would have been at September 30, 2000 had the Merger been completed on that date nor does it purport to represent the future financial position of ArQule.

         For purposes of the pro forma financial statements, the purchase price assumed was $24.125 per share, which represents the closing share price of ArQule on the closing date of the Merger. The purchase price, which has been used for the Unaudited Pro Forma Statements, is as follows, in thousands:


        Common stock...................................  $  67,778
        Stock based awards.............................     14,219
        Cash...........................................      1,733
        Estimated merger expenses......................      1,000
                                                         ---------
                                                         $  84,730
                                                         =========

         With the assistance of our valuation advisors, all the intangible assets that are part of the purchase of Camitro were identified and a preliminary valuation was made. It was determined that the intangible assets included assembled workforce, technology, which included core technology and patent applications owned and patents licensed, and IPR&D.

         Camitro has rights to certain technology that it licenses and on which it may pay royalties and/or license fees. The royalties and license fees have been negotiated at arms-length and they currently represent fair market royalty rates. As such, it was determined that no favorable license right existed at Camitro. The trademarks/names were not valued because it was concluded that their value was not material. The preliminary valuation of intangibles included $0.2 million for the assembled workforce, $23.6 million for acquired technology and $18.0 million for IPR&D. Intangible assets are expected to be amortized over four to seven years. The fair value of the in-process research and development, which relates to Camitro' current in-process development projects, will be recorded as an expense in the period in which the merger is completed. The amount of purchase price allocated to deferred compensation was computed based on the intrinsic value of Camitro's unvested employee stock based awards assumed by ArQule and will be expensed over the remaining vesting period of the options and awards of one month to four years. The IPR&D consisted of development work to date on the projects described below. The technology resulting from these development efforts offers no alternative use in the event that they prove to be not feasible.

         Most remaining development spending associated with the projects concerns not only their technical completion but also principally the cost of completing and marketing these predictive modeling products. All of these remaining costs would be incurred in full should the products fail and need additional development. The development effort for the acquired IPR&D does not possess alternative future use for Camitro under the terms of SFAS No. 2.

         The valuation of the IPR&D was determined using the discounted cash flow method. Revenue and expense projections as well as technology assumptions were prepared through 2008 based on information provided by Camitro management. Revenue projections for each in-process development project were identified as follows: (1) revenue derived from products relying on core technology, and (2) revenue derived from projects relying on a new in-process research and development project. The projected cash flows, adjusted based on probability of success, were discounted using a 50% rate for core technology and a 60% rate for in-process technology. The fair value of in-process research and development was determined separately from all other acquired assets using the income approach. The in-process development projects are not expected to reach technological feasibility until the 2001 timeframe. Management is responsible for the assumptions used to determine the estimated fair value of the IPR&D.

                                                                               3
                          ARQULE INC. AND CAMITRO, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                                 (IN THOUSANDS)



                                                                                                  PRO FORMA           PRO FORMA
                                                           ARQULE              CAMITRO           ADJUSTMENTS          COMBINED
                                                          --------             --------          ------------         ---------
ASSETS
Current assets:
  Cash and cash equivalents                               $ 12,168             $  3,334           $ (1,733)  D        $  12,769
                                                                                                  $ (1,000)  B
  Marketable securities                                     31,455                   --                 --               31,455
  Accounts receivable                                        1,799                   --                 --                1,799
  Other current assets                                         863                   44                 --                  907
                                                          --------             --------           --------             --------
    Total current assets                                    46,285                3,378             (2,733)              46,930

Property and equipment, net                                 31,558                  795                 --               32,353
Acquired technology                                             --                   --             23,600   A           23,600
                                                                                                      (259)  C
Goodwill                                                        --                   --             27,486   A           27,227
Other assets                                                 4,859                   88                200   A            5,147
                                                          --------             --------           --------            ---------
                                                          $ 82,702             $  4,261           $ 48,294            $ 135,257
                                                          ========             ========           ========            =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of capital lease obligation             $     21             $    265           $     --            $     286
  Accounts payable and accrued expenses                      4,028                  603                 --                4,631
  Current portion of long term debt                          4,375                   --                 --                4,375
  Deferred revenue                                          16,398                  259               (259)  C           16,398
                                                          --------             --------           --------            ---------
    Total current liabilities                               24,822                1,127               (259)              25,690

Long term debt                                               8,075                  512                 --                8,587
Deferred revenue                                             2,932                   --                 --                2,932
                                                          --------             --------           --------            ---------
    Total liabilities                                       35,829                1,639               (259)              37,209

Preferred stock                                                 --                9,582             (9,582)  C               --
Stockholders' equity:
                                                                                                       (53)  C
  Common stock                                                 136                   53                 31   D              167
  Additional paid-in capital                                79,329                   --             81,966   D          161,295
                                                                                                     7,013   C
  Accumulated deficit                                      (32,293)              (7,013)           (18,000)  A          (50,293)
  Unrealized loss on marketable securities                     (37)                  --                 --                  (37)
  Deferred compensation                                       (262)                  --            (12,822)  A          (13,084)
                                                          --------             --------           --------            ---------
    Total stockholders' equity                              46,873                2,622             48,553               98,048
                                                          --------             --------           --------            ---------
                                                          $ 82,702             $  4,261           $ 48,294            $ 135,257
                                                          ========             ========           ========            =========

   See notes to Unaudited Pro Forma Condensed Combined Financial Information.

                          ARQULE INC. AND CAMITRO, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                                  PRO FORMA          PRO FORMA
                                                           ARQULE              CAMITRO            ADJUSTMENTS        COMBINED
                                                          --------             -------           ------------        ---------
REVENUE                                                   $ 36,257             $   148                   --           $ 36,405
COSTS AND EXPENSES:
     COST OF REVENUE                                        15,764                  --                   --            15,764
     RESEARCH AND DEVELOPMENT                               12,772               3,884              $ 2,429  E         19,085
     MARKETING, GENERAL AND ADMINISTRATIVE                   6,395                 656                  152  E          7,203
     AMORTIZATION OF  INTANGIBLE ASSETS                         --                  --                5,474  E          5,474
                                                          --------             -------              -------          --------
          TOTAL COSTS AND EXPENSES                          34,931               4,540                8,055            47,526
                                                          --------             -------              -------          --------
INCOME (LOSS) FROM OPERATIONS                                1,326              (4,392)              (8,055)          (11,121)
NET INVESTMENT INCOME                                          919                 286                   --             1,205
                                                          --------             -------              -------          --------
NET INCOME (LOSS)                                            2,245              (4,106)              (8,055)           (9,916)
                                                          ========             =======              =======          ========

BASIC NET INCOME                                          $   0.17                                                   $  (0.59)
                                                          ========                                                   ========
DILUTED NET INCOME                                        $   0.15                                                   $  (0.59)
                                                          ========                                                   ========
WEIGHTED AVG. SHARES - BASIC                                13,437                                    3,399            16,836
                                                          ========                                  =======          ========
WEIGHTED AVG. SHARES - DILUTED                              14,710                                    2,126            16,836
                                                          ========                                  =======          ========


   See notes to Unaudited Pro Forma Condensed Combined Financial Information.

                          ARQULE INC. AND CAMITRO, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                              PRO FORMA           PRO FORMA
                                                          ARQULE             CAMITRO         ADJUSTMENTS          COMBINED
                                                         -------            --------         -----------          ---------
REVENUE                                                 $ 18,582             $    25                 --            $ 18,607
COSTS AND EXPENSES:

     COST OF REVENUE                                      17,457                  --                 --              17,457
     RESEARCH AND DEVELOPMENT                             14,260               2,500           $  6,707 F            23,467
     MARKETING, GENERAL AND ADMINISTRATIVE                 6,022                 358                419 F             6,799
     AMORTIZATION OF INTANGIBLE ASSETS                        --                  --              7,298 F             7,298
                                                        --------             -------           --------            --------
TOTAL COSTS AND EXPENSES                                  37,739               2,858             14,424              55,021
                                                        --------             -------           --------            --------
INCOME (LOSS) FROM OPERATIONS                            (19,157)             (2,833)           (14,424)            (36,414)
NET INVESTMENT INCOME                                      1,724                  41                 --               1,765
                                                        --------             -------           --------            --------
NET INCOME (LOSS)                                        (17,433)             (2,792)           (14,424)            (34,649)
                                                        ========             =======           ========            ========
BASIC NET INCOME                                        $  (1.38)                                                  $  (2.16)
                                                        ========                                                   ========
DILUTED NET INCOME                                      $  (1.38)                                                  $  (2.16)
                                                        ========                                                   ========
WEIGHTED AVG. SHARES - BASIC                              12,606                                  3,399              16,005
                                                        ========                               ========            ========
WEIGHTED AVG. SHARES - DILUTED                            12,606                                  3,399              16,005
                                                        ========                               ========            ========


   See notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1.  BASIS OF PRESENTATION

         The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2000 and the year ended December 31, 1999 give effect to the merger as if the transaction had occurred at the beginning of the periods presented. The unaudited pro forma condensed combined balance sheet of September 30, 2000 gives effect to the merger as if it had occurred on September 30, 2000. The unaudited pro forma condensed combined financial information is based upon a preliminary calculation of the purchase price and a preliminary purchase price allocation. The unaudited information will change based upon the actual closing.

Below is a table of the estimated purchase price, in thousands:

Common stock issued to Camitro shareholders.......................  $  67,778
Fair value of ArQule's stock-based awards exchanged for Camitro...     14,219
Cash..............................................................      1,733
Estimated merger expenses.........................................      1,000
                                                                    ---------
                                                                    $  84,730
                                                                    =========

Below is a table of the preliminary purchase price allocation, in thousands:

Net tangible assets acquired.....................................   $   2,622
Intangible assets:
  Assembled workforce............................................         200
  Acquired technology............................................      23,600
  In-process research and development............................      18,000
  Deferred compensation related to
    unvested stock-based awards..................................      12,822

Goodwill.........................................................      27,486
                                                                    ---------
                                                                      $84,730
                                                                    =========

NOTE 2.  PRO FORMA ADJUSTMENTS

         Adjustments to record the purchase of Camitro on the September 30, 2000 unaudited pro forma condensed combined balance sheet, in thousands:

(A)  To record assembled workforce..................................... $   200
     To record deferred compensation related to unvested
       Stock based awards issued to Camitro employees..................  12,822
     To record write-off of in-process research and development........  18,000
     To record goodwill................................................  27,486
     To record acquired technology.....................................  23,600
(B)  To record payment of merger related expenses...................... $ 1,000
(C)  To eliminate deferred revenue, common stock, convertible preferred stock and equity accounts of Camitro
(D)  To record the cash and the issuance of shares of ArQule common stock for Camitro:
     Cash.............................................................  $ 1,733
     Common stock at $0.01 par value..................................       31
     Additional paid-in capital.......................................   81,966

      Adjustments to record amortization of assembled workforce, acquired technology and deferred compensation in the unaudited pro forma condensed combined statements of operation for the nine months ended September 30, 2000, in thousands (Amortization of the assembled workforce and deferred compensation has been allocated to research and development and general and administrative expense based upon the responsibilities of employees receiving stock based awards):

(E)  Amortization of assembled workforce............................... $    38
     Amortization of deferred compensation.............................   2,543
     Amortization of goodwill..........................................   2,945
     Amortization of acquired technology...............................   2,529
                                                                        -------
        Total.......................................................... $ 8,055
                                                                        =======

         Adjustments to record amortization of assembled workforce, acquired technology and deferred compensation in the unaudited pro forma condensed combined statements of operation for the year ended December 31, 1999, in thousands:

(F)  Amortization of assembled workforce............................... $    50
     Amortization of deferred compensation.............................   7,076
     Amortization of goodwill..........................................   3,927
     Amortization of acquired technology...............................   3,371
                                                                        -------
        Total.......................................................... $14,424
                                                                        =======

         As required by Article 11 of Regulation S-X, the unaudited pro forma condensed combined statement of operations excludes material non-recurring charges which result directly from the merger and which will be recorded within twelve months following the merger. The following schedule shows the effect of the write-off of in-process research and development of $18.0 million.

                                           NINE MONTHS ENDED      YEAR ENDED
                                           SEPTEMBER 30, 2000  DECEMBER 31, 1999
                                           ------------------  -----------------

 Pro forma combined net loss..............    $(27,916,000)      $(52,649,000)
 Pro forma combined basic and diluted net
  loss per common share...................    $      (1.66)      $      (3.29)


NOTE 3.  PRO FORMA NET LOSS PER SHARE

         The unaudited basic and diluted net loss per share is based on the weighted average number of ArQule common shares outstanding prior to the merger plus the number of shares of ArQule common stock issued upon the closing of the merger to existing security holders. Shares issuable under the ArQule and Camitro option and equity incentive plans are not included in the determination of weighted average shares as they are antidilutive.